Andatee China Marine Fuel Services Corporation to Acquire 52% Equity
Stake in Mashan Xingyuan Co., Ltd.

DALIAN, China, May 21 /PRNewswire-Asia/ — Andatee China Marine Fuel Services Corporation ("Andatee", the "Company") (Nasdaq:AMCF - News), the largest independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China, today announced that the Company has signed an equity transfer agreement under which Andatee is to acquire 52% equity of Mashan Xingyuan Co., Ltd., a company located in Rongcheng City, Shandong Province, PRC. ("Mashan Xingyuan")

Under the terms of the agreement, Andatee will acquire 52% of Mashan Xingyuan for a cash payment of RMB 3.64 million (approximately US$ 0.54 million) and the assumption of RMB 0.54 million (approximately US$ 0.08 million) in debt. In exchange, Andatee will gain control of Mashan Xingyuan's assets, which include three 1,000 cubic meter storage tanks, three 500 cubic meter storage tanks, equipment and facilities, as well as 3,600 square meters of land use rights. Mashan Xingyuan was founded in Rongcheng, Shandong province and is an important blended marine fuel retail outlet in the region. Andatee's sales in that region were 3,000 tons of marine fuel in 2009. The Company estimates that the market opportunity at Mashan Xingyuan's facility can reach 12,000-15,000 tons of marine blended oil annually within 12 to 18 months of completing the acquisition.

"The acquisition of Mashan Xingyuan will advance our strategy to leverage our management expertise, brand name recognition and access to capital to expand our distribution network in key fishing and small cargo vessel ports in China," said Mr. An Fengbin, Chairman and Chief Executive Officer of Andatee. "We look forward to working with the Mashan Xingyuan team to ensure a rapid and seamless integration, as we continue to execute on our vision of becoming a leading one-stop marine services depot in China."

In addition, Mashan Xingyuan has also committed to purchase 9,000 tons of marine blended fuel from Andatee at the wholesale price. The 9,000 tons will, in turn, be sold to retail customers, whereby the Company will receive an additional 52% of the profit as a result of this transaction. As a result, Andatee expects Mashan Xingyuan to contribute annual revenue of RMB 40 million (approximately US$5.9 million) and net profit of RMB2.1 million (approximately US$ 0.31 million) to be accretive the Company's earnings

The acquisition, which is subject to customary closing conditions, is expected to be completed in the next 3 days.

About Andatee China Marine Fuel Services Corporation

Andatee China Marine Fuel Services Corporation ("Andatee" or the "Company") is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China. Andatee is headquartered in the City of Dalian, a key international shipping hub and an international logistics center in Northern China and maintains operations in Liaoning, Shandong and Zhejiang Provinces in the People's Republic of China.

Safe Harbor Relating to the Forward Looking Statements

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. As a result, investors should not place undue reliance on these forward- looking statements. To the extent that any statements made here are not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, our ability to properly execute our business model, to successfully integrate the Mashan acquisition into the Company's existing infrastructure to obtain requisite business and other licenses to continue Mashan's operations, to assume and service the assumed debt related to the acquired business, to estimate the revenue potential and profitability of the acquired assets, to attract and retain management and operational personnel, potential volatility in future earnings, fluctuations in the Company's operating results, PRC governmental decisions and regulation, and existing and future competition that the Company is facing. These forward- looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission under the caption "Risk Factors" in such filings.

    For more information, please contact:

    Company Contact:
     Mr. Wen Tong
     Chief Financial Officer
     Andatee China Marine Fuel Service Corp
     Tel:   +86-411-8360-4683
     Email: bill.wen@andatee.com
     Web:   http://www.andatee.com

    Investor Relations Contact:

    CCG Investor Relations
     Mr. Ed Job, CFA
     Account Manager
     Tel:   +86-21-3133-5075
     Email: ed.job@ccgir.com
     Web:   http://www.ccgirasia.com

     Mr. Crocker Coulson
     President
     Tel:   +1-646-213-1915 (NY Office)
     Email: crocker.coulson@ccgir.com

    RedChip Companies, Inc.
     Jon Cunningham
     Tel:   +1-800-733-2447 x107
     Email: info@redchip.com